                         IAT REINSURANCE SYNDICATE LTD.
                            (INCORPORATED IN BERMUDA)

                      NON-CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                           DECEMBER 31, 1997 AND 1996

                                     "COPY"

COOPERS & LYBRAND            CHARTERED ACCOUNTANTS     Dorchester House                   telephone (441) 295-2000
                                                       7 Church Street West
                                                       Hamilton, Bermuda HM 11            fax (441) 295-1242 (groups 1/2/3)

                                                       P.O. Box HM 1171
                                                       Hamilton, Bermuda HM EX







MAY 21, 1998



AUDITORS' REPORT TO THE SHAREHOLDERS OF
IAT REINSURANCE SYNDICATE LTD.

We have audited the non-consolidated balance sheets of IAT Reinsurance Syndicate Ltd. as of December 31, 1997 and 1996 and the non-consolidated statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated April 1, 1997 we expressed an opinion that the Company had accounted for the funds received from the writing of call options to a related party as a reduction of investments, rather than as a deferred income item. Furthermore, the Company did not introduce a policy of amortization for the option premium as required under generally accepted accounting principles. As described in note 3 these call options were repaid during the year ended December 31, 1997 with no gain or loss arising on the transaction and accordingly the Company did not need to introduce a policy of amortization for the option premium for the year ended December 31, 1996. However, the Company had accounted for the funds received from the writing of call options to a related party as a reduction of investments, rather than as an amount due to a related party. Accordingly our present opinion on the financial statements for the year ended December 31, 1996 is different from that expressed in our previous report. Because of the departure from generally accepted accounting principles, assets and liabilities are understated by $44 million as of December 31, 1996.

As described in note 2h) to these non-consolidated financial statements the Company's investment in its wholly-owned subsidiary as of December 31, 1997 and 1996 is recorded at cost. This is not in accordance with generally accepted accounting principles which require that the financial statements of the subsidiary be consolidated with those of the Company.

In our opinion, except for the effects of the matters discussed in the preceding paragraphs, these non-consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

COOPERS & LYBRAND




CHARTERED ACCOUNTANTS

Coopers & Lybrand is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland

David E.W. Lines OBE, FCA, JP   Raymond C. Medeiros   George H. Holmes   Peter
C.B. Mitchell   Thomas E.C. Miller   Darren Q. Johnston   E. Kirkland Cooper
OBE, FCA, JP (Consultant)

IAT REINSURANCE SYNDICATE LTD.
Non-Consolidated Balance Sheets
As Of December 31, 1997 and 1996
(Expressed In U.S. Dollars)

==================================================================================================================
                                                                                      1 9 9 7         1 9 9 6
                                                                                         $               $
------------------------------------------------------------------------------------------------------------------

ASSETS
Cash and cash equivalents                                                                 294,948       1,463,145
Investments  (note 3):
     Equity securities at market value (cost: $80,873,808;
         1996 - $43,332,074)                                                          253,418,475     128,464,706
     Fixed maturity investments at amortized cost
         (market value: $1,753,041; 1996 - $1,521,120)                                    982,028       1,215,304
Insurance balances receivable                                                             127,917         119,989
Investment income receivable                                                            5,458,781       3,862,653
Other investments (note 4)                                                              2,343,243       1,154,095
Amounts due from related parties (note 5)                                               3,600,000         770,000
Funds withheld                                                                             56,009          58,399
Prepaid expense                                                                             5,040               0
Investment in subsidiary (note 15)                                                      4,000,000       8,000,000
                                                                                  --------------------------------

                                                                                      270,286,441     145,108,291
                                                                                  ================================

LIABILITIES
Accounts payable and accrued liabilities                                                   80,760         125,964
Loan from shareholder (note 15)                                                         8,000,000       8,000,000
Loan from subsidiary (note 16)                                                          1,500,000               0
Provision for losses and loss expenses                                                  6,525,346       6,643,089
Dividends payable (note 7)                                                              2,875,144       2,375,119
                                                                                  --------------------------------

                                                                                       18,981,250      17,144,172
                                                                                  --------------------------------

SHAREHOLDERS' EQUITY
Capital stock (note 7)                                                                    120,005         120,005
Contributed surplus                                                                    11,051,603      11,051,603
Unrealized appreciation on equity securities                                          172,544,667      85,132,632
Retained earnings                                                                      67,588,916      31,659,879
                                                                                  --------------------------------

                                                                                      251,305,191     127,964,119
                                                                                  --------------------------------

                                                                                      270,286,441     145,108,291
                                                                                  ================================


SIGNED ON BEHALF OF THE BOARD



------------------------------------------------              -----------------------------------------------
Director                                                      Director


                 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                  THESE NON-CONSOLIDATED FINANCIAL STATEMENTS.

IAT REINSURANCE SYNDICATE LTD.
Non-Consolidated Statements Of Earnings And Retained Earnings
For The Years Ended December 31, 1997 and 1996
(Expressed in U.S. Dollars)

==================================================================================================================
                                                                                      1 9 9 7         1 9 9 6
                                                                                         $               $
------------------------------------------------------------------------------------------------------------------

UNDERWRITING INCOME
Gross premiums written (returned)                                                          10,464         (10,554)
Other insurance income                                                                          0          39,625
                                                                                  --------------------------------

Net premiums written and earned                                                            10,464          29,071
                                                                                  --------------------------------

UNDERWRITING EXPENSES
Losses and loss expenses paid                                                             128,627         171,079
Losses recovered                                                                          (10,472)         (6,374)
Change in provision for losses and loss expenses                                         (117,743)       (501,597)
Change in provision for losses recoverable                                                 15,599           4,709
Commission and brokerage adjustments                                                        7,118           9,911
Letter of credit charges                                                                    9,523          33,473
                                                                                  --------------------------------

                                                                                           32,652        (288,799)
                                                                                  ================================

NET UNDERWRITING PROFIT (LOSS)                                                            (22,188)        317,870

Investment income (note 8)                                                             10,603,571       6,838,481
Net gain on sale of investments                                                        26,497,176         607,744
General and administrative expenses                                                      (604,497)       (515,001)
                                                                                  --------------------------------

EARNINGS FOR THE YEAR - BEFORE TAX                                                     36,474,062       7,249,094

Income Tax Expense (note 11)                                                               45,000         281,950
                                                                                  --------------------------------

NET EARNINGS FOR THE YEAR                                                              36,429,062       6,967,144

RETAINED EARNINGS - BEGINNING OF YEAR                                                  31,659,879      25,192,760

DIVIDENDS                                                                                (500,025)       (500,025)
                                                                                  --------------------------------

RETAINED EARNINGS - END OF YEAR                                                        67,588,916      31,659,879
                                                                                  ================================



                 The accompanying notes are an integral part of
                  these non-consolidated financial statements.

IAT REINSURANCE SYNDICATE LTD.
Non-Consolidated Statements Of Cash Flows
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)

==================================================================================================================
                                                                                      1 9 9 7          1 9 9 6
                                                                                         $                $
------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings for the year                                                              36,429,062       6,967,144
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
     Gain on sale of investments                                                      (26,497,176)       (607,744)
     Amortization of discount on investments                                              233,276        (418,244)
Change in assets and liabilities:
     Insurance balances receivable                                                         (7,928)         (1,666)
     Investment income receivable                                                      (1,596,128)     (2,829,072)
     Funds withheld                                                                         2,390         (17,875)
     Prepaid expenses                                                                      (5,040)         65,415
     Accounts payable and accrued liabilities                                             (45,204)         72,112
     Provision for losses and loss expenses                                              (117,743)       (501,597)
                                                                                 ---------------------------------
Net cash provided by operating activities                                               8,395,509       2,728,473
                                                                                 ---------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of other investments                                                          (1,189,148)       (755,334)
Proceeds from sale of other investments                                                         0          70,000
Purchases of equities                                                                (191,867,752)    (52,275,123)
Proceeds from sales of equities                                                       224,823,194      17,683,531
Purchases of fixed maturity investments                                                         0         (10,000)
Proceeds from sales of fixed maturity investments                                               0       1,666,099
                                                                                 ---------------------------------
Cash provided by (used in) investing activities                                        31,766,294     (33,620,827)
                                                                                 ---------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from subsidiary                                                                    1,500,000               0
Repayment of call options                                                             (44,000,000)              0
Issue of call options                                                                           0      24,000,000
Repayment of loan                                                                               0      (2,350,000)
Advance of amounts due from related parties                                            (2,900,000)        (70,000)
Dividend of capital from subsidiary                                                     4,000,000               0
Repayment of amounts due from related parties                                              70,000       7,705,075
                                                                                 ---------------------------------
Cash provided by (used in) financing activities                                       (41,330,000)     29,285,075
                                                                                 ---------------------------------

DECREASE IN CASH AND CASH EQUIVALENTS                                                  (1,168,197)     (1,607,279)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                           1,463,145       3,070,424
                                                                                 ---------------------------------
CASH AND CASH EQUIVALENTS - END OF YEAR                                                   294,948       1,463,145
                                                                                 =================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest                                                      8,129         654,054
Cash paid during the year for taxes                                                        45,000         281,950
                                                                                 ---------------------------------
                                                                                           53,129         936,004
                                                                                 =================================



                     The accompanying notes are an integral
              part of these non-consolidated financial statements.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================


1.       OPERATIONS

         The Company was incorporated on June 6, 1991 under the laws of Bermuda. The Company is managed in Bermuda by J&H Marsh & McLennan Management (Bermuda) Ltd. and is registered as a Class 3 insurer under The Insurance Act 1978 (Bermuda), amendments thereto and related regulations ("the Act"). Effective September 30, 1991, the Company assumed the assets and liabilities and insurance business of IAT Syndicate, Inc. ("the Syndicate"), a former member of the New York Insurance Exchange ("the Exchange"). The insurance business written by the Syndicate consisted of non-related property and casualty policies from February 1986 until its petition for voluntary withdrawal from the Exchange in December 1987, which was approved in November 1988. As a result, all of the insurance business previously assumed by the Company is in run-off.

2.       SIGNIFICANT ACCOUNTING POLICIES

         These financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America with the exception of note 2(h). The Company's significant accounting policies are:

         a)       PREMIUMS WRITTEN

                  Premiums written, adjustments for the return of premium overpayments and retrospective premium adjustments are based on information provided by the ceding company, and are recorded and earned by the Company as reported. Reinsurance premiums ceded, that are determined retrospectively based on claims experience, are recorded as paid.

         b)       INVESTMENTS

                  The Company's investments in equity securities have been classified as "securities available for sale", and are therefore reported at market value with the unrealized appreciation or depreciation on the investments reported as a separate component of shareholders' equity. The Company's investments in bonds have been classified as "held to maturity", as the Company has the positive intent and ability to hold the debt securities to maturity, and are therefore reported at amortized cost.

                  Investment income is recognized when earned and includes the amortization of premium and discount on investments and is stated net of investment management fees. Realized gains and losses on sales are determined by specific identification.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================


2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         c)       OTHER INVESTMENTS

                  Other investments are carried at cost, unless it is determined that there is a permanent diminution in value, at which time investments are written down to the estimated realizable value, which becomes the new cost basis.

         d)       LOSSES AND LOSS EXPENSES

                  The provision for losses and loss expenses, which includes a provision for losses incurred but not reported and loss adjustment expenses, represents amounts reported by ceding companies and the estimates of management based upon an independent actuarial study. The Company believes that the provision for losses and loss expenses is adequate to cover the ultimate net cost of losses incurred; however, because of the short length of time the Syndicate wrote business, the estimates are primarily based on the experience of other entities writing similar lines of insurance and upon an actuarial study prepared by independent actuaries, using the latest available information. These estimates require assumptions and projections as to future events, and ultimate losses may vary significantly from amounts reflected in the accompanying financial statements. The methods of making such estimates are continually reviewed and updated by the Company and any adjustments resulting therefrom are reflected in earnings when they become known.

         e)       STATEMENTS OF CASH FLOWS

                  For purposes of the statements of cash flows, cash equivalents include highly-liquid investments with a maturity of under three months at the date of purchase.

         f)       OPTIONS

                  Funds received from the issue of options against the Company's securities are shown as a reduction of the value of the portfolio until such time as the option expires or is exercised, at which time the funds are taken to income.

         g)       USE OF ESTIMATES

                  The preparation of financial statements in accordance with generally accepted accounting principles, requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements. Estimates also affect the reported amounts of income and expenses for the reporting period. Actual results could differ from those estimates.

         h)       INVESTMENT IN SUBSIDIARY

                  This is accounted for at cost.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================


3.       INVESTMENTS

         The cost (amortized cost for fixed maturity investments), market value and related unrealized gains (losses) of investments are as follows:

                                                         COST/           GROSS           GROSS
                                                       AMORTIZED      UNREALIZED      UNREALIZED        MARKET
                                                         COST            GAINS          LOSSES           VALUE
                                                           $               $               $               $
                                                  ----------------------------------------------------------------
          December 31, 1997

          Fixed maturities (held to maturity and
            carried at amortized cost):
          Corporate                                       982,028         771,013               0       1,753,041
                                                  ================================================================

          Equity securities (available for sale
               and carried at market value)            80,873,808     172,544,667               0     253,418,475
                                                  ================================================================


                                                         COST/           GROSS           GROSS
                                                       AMORTIZED      UNREALIZED      UNREALIZED        MARKET
                                                         COST            GAINS          LOSSES           VALUE
                                                           $               $               $               $
                                                  ----------------------------------------------------------------
         December 31, 1996

         Fixed maturities (held to
           maturity and carried at
           amortized cost):
         Corporate                                      1,215,304         305,816               0       1,521,120
                                                  ================================================================


         Equity securities (available
           for sale and carried at market
           value)                                      87,332,074      85,132,632               0     172,464,706
         Call options                                 (44,000,000)              0               0     (44,000,000)
                                                  ----------------------------------------------------------------

                                                       43,332,074      85,132,632               0     128,464,706
                                                  ================================================================

         Proceeds from the sale and redemption of available for sale investments for the years ended December 31, 1997 and 1996 were $224,823,194 and $17,683,531 respectively. Gross gains of $30,044,192 and $1,372,870 and gross losses of $3,547,016 and $799,766 respectively were realized on these sales. During the year ended December 31, 1997 the call options were repaid in full with no gain or loss arising on the transaction.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================

3.       INVESTMENTS (CONTINUED)

         The amortized cost and market value of debt securities as at December 31, 1997 and 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     AMORTIZED        MARKET         AMORTIZED        MARKET
                                                       COST            VALUE           COST            VALUE
                                                      1 9 9 7         1 9 9 7         1 9 9 6         1 9 9 6
                                                         $               $               $               $
                                                  ----------------------------------------------------------------

          Due 0 through 5 years                       982,028       1,753,041       1,215,304       1,521,120
                                                  ================================================================

         The estimated fair value of the investments approximate their market values.

4.       OTHER INVESTMENTS

         Other investments comprise:

                                                                                 1 9 9 7         1 9 9 6
                                                                                    $               $
                                                                             -----------------------------

         Mortgage receivable (note 4a))                                                  1              1
         Aviation Inc. (note 4b))                                                  821,534        751,534
         Winery (note 4c))                                                         153,456         61,560
         Griffin & Howe Mortgage (note 4d))                                      1,285,045        341,000
         Other                                                                      83,207              0
                                                                             -----------------------------

                                                                                 2,343,243      1,154,095
                                                                             =============================

         a) A mortgage receivable of $1,280,500 was assumed by the Company on incorporation (note 1). The mortgage was subsequently deemed uncollectible and written down to a nominal amount of $1. In addition, during 1994 the Company assumed a second mortgage receivable of $70,000. During the year ended December 31, 1996 $70,000 was received in full repayment of the debt.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================


4.       OTHER INVESTMENTS (CONTINUED)

         b) During 1992, the Company purchased one-third of a 12 1/2% interest in Aviation Inc., which owns an aircraft which is used by the majority shareholder. During 1997 and 1996 the Company contributed an additional $70,000 and $352,774 to Aviation Inc. respectively.

         c) During the years ended December 31, 1997 and 1996 the Company increased its investment in a winery by $91,896 and $61,560, respectively.

         d) During 1997 and 1996 the Company assumed mortgages receivable of $944,045 and $341,000 with Griffin & Howe.

         The directors are of the opinion that the fair value of these investments is at least equal to their carrying value.

5.       AMOUNTS DUE FROM RELATED PARTIES

                                                                                           1 9 9 7       1 9 9 6
                                                                                              $             $
                                                                                      ----------------------------

                   Note receivable (note 5a))                                               700,000       700,000
                   Loan to related parties (note 5b))                                             0        70,000
                   Loan to Spear, Leeds & Kellogg ("SLK") (note 5c))                      2,900,000             0
                                                                                      ----------------------------

                                                                                          3,600,000       770,000
                                                                                      ============================

         a) The Company loaned $705,075 to a related party for the purchase of a seat on the New York Insurance Exchange. During the years ended December 31, 1997 and 1996 repayment of $Nil and $5,075 were received. Interest on this loan is payable monthly and is calculated based on an amount equal to the average of the monthly rate of the last 3 membership leases, as provided by the Exchange, as of the last day of each month. The loan is repayable on demand. The interest earned by the Company equated to approximately 24% and 20% in 1997 and 1996, respectively.

         b) During the years ended December 31, 1996 and 1995 the Company loaned $70,000 and $7,700,000 respectively to related parties. The loans were secured by promissory notes bearing interest at 0% and 0% respectively for 1997 and 1996 and were repayable on demand. During the years ended December 31, 1997 and 1996 the loans of $70,000 and $7,700,000, respectively, were repaid in cash.

         c) During the year ended December 31, 1997 the Company entered into a Cash Subordinated Agreement to lend SLK $2,900,000 bearing interest at 8%. Interest of $174,000 has been included in investment income for 1997.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================

6.       LOAN PAYABLE

         The Company has a line of credit from one of its investment managers. The total amount available to the Company under this credit facility is $11,000,000, of which $Nil had been drawn down as of December 31, 1997 and 1996. The amount borrowed bears interest at the United States Federal Fund Rate plus 1 1/4% and is repayable on demand. The Company paid interest at the effective rates of Nil% and 6.8% for the years ended December 31, 1997 and 1996 respectively. The Company's portfolio of equity securities held with this investment manager of $15,467,050 and $13,683,750 at December 31, 1997 and 1996 respectively are restricted by an amount equivalent to the amount drawn down at any point in time as collateral for the loan.

7.       CAPITAL STOCK

                                                                          CLASS 'A'        CLASS 'B'        TOTAL
                                                                           SHARES            SHARES
                                                                              $                $              $
                                                                        -------------------------------------------
          Authorized, issued and outstanding
               130,005 shares of a par value of $1.00 each                    100,005         30,000       130,005

          Less: Treasury Stock, 10,000 shares                                       0        (10,000)      (10,000)
                                                                        -------------------------------------------

                                                                              100,005         20,000       120,005
                                                                        ===========================================

         The Class A voting preferred shares are cumulative preference shares entitled to dividends at the rate of $5 per annum per share which are payable annually on April 1, of each year. At December 31, 1997 and 1996 preferred dividends of $2,875,144 and $2,375,119 respectively are unpaid and have not been declared by the board of directors. Such dividends on Class A shares shall be cumulative so that if, for any dividend period, cash dividends have not been declared and paid or set apart for payment on the Class A shares outstanding, the deficiency shall be declared and paid or set apart for any payment before any dividend or other distribution. In the event of a dissolution of the Company, the holders of the Class A shares shall be entitled to the full par value plus dividends accumulated and unpaid to that date, with the remaining assets distributable pro-rata among the Class B shareholders. The holders of Class B shares are not entitled to a vote.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================

8.       INVESTMENT INCOME

         Investment income comprises:

                                                                                  1 9 9 7        1 9 9 6
                                                                                     $              $
                                                                             -----------------------------

         Investment income (note 8a))                                             6,620,614     4,571,915
         Interest expense                                                            (8,129)     (654,054)
         Income from SLK Limited Partnership (note 8b))                           3,991,086     2,920,620
                                                                             -----------------------------

                                                                                 10,603,571     6,838,481
                                                                             =============================

         a) Investment income is net of investment manager fees of $6,179 and $70,740 for the years ended December 31, 1997 and 1996 respectively.

         b) Under the terms of the Secured Demand Note (note 14), IAT is entitled to 1/120 of the income of SLK. One of the Company's shareholders is a partner in the SLK Limited Partnership.

 9.      RELATED PARTY TRANSACTIONS

         Related party transactions not disclosed elsewhere in these financial statements comprise:

         During the years ended December 31, 1997 and 1996 the Company paid various expenses amounting to $287,175 and $213,467, respectively on behalf of a shareholder.

10.      REINSURANCE

         As part of the assumption of business described in note 1, the Company obtained commercial reinsurance in order to limit its retained risks. Reinsurance contracts do not relieve the Company from its obligation to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and provides for any amounts where the recovery is considered doubtful.

11.      TAXATION

         Bermuda presently imposes no income, withholding or capital gains taxes. Additionally the Company is exempted until March 2016 from any such taxes to be imposed in the future pursuant to the Bermuda Exempted Undertakings Tax Protection Act 1966, Amendment Act 1987.

         The Company has elected to be taxed as a United States corporation under IRC Section 953(d) and has filed with the Internal Revenue Service ("IRS") an application for recognition of exemption from Federal Income Tax.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================

11.      TAXATION (CONTINUED)

         The IRS has ruled that the Company is exempt from Federal Income Tax under IRC Section 501 (c)(15) for all tax years where net premiums written are less than $350,000.

         The Company does pay Federal Income taxes on other business income. The full amount of tax expense for the 1997 year is current and has been paid.

12.      LETTERS OF CREDIT

         At December 31, 1997 and 1996, one of the Company's investment managers issued letters of credit totaling $721,777 and $1,095,705 respectively, which are secured by an equal amount of equity securities held by the manager.

13.      STATUTORY FINANCIAL DATA

         Under The Act, the Company is required to prepare and file Statutory Financial Statements and a Statutory Financial Return. The Act also requires the Company to maintain certain measures of solvency and liquidity.

         The Company's Statutory Capital and Surplus, net of the $73,000,000 and $40,000,000 commitment for 1997 and 1996, respectively, discussed in note 14, and the minimum required by the Act were as follows:

                                                                              1 9 9 7         1 9 9 6
                                                                                 $               $
                                                                          --------------------------------

         Statutory Capital and Surplus                                        180,900,174      90,339,238
                                                                          ================================

         Minimum statutory capital and surplus required by the Act              1,000,000       1,000,000
                                                                          ================================

         Accordingly at December 31, 1997 and 1996, $879,995 and $879,995
         respectively of retained earnings and contributed surplus are not available for distribution to shareholders.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================

14.      COMMITMENTS

         The Company entered into a Secured Demand Note agreement with SLK in 1993, to lend SLK a minimum of $10,000,000 on demand, either in cash or in Equity Securities. During the years ended December 31, 1995 and 1997 the Company entered into secured demand note agreements with SLK to lend a further $30,000,000 and $30,000,000 respectively. At December 31, 1997 and 1996, the Company had given SLK a collateral interest in a portfolio of Equity Securities with a total market value of $119,575,400 and $76,245,875 respectively, as security for the commitment under the note. The loan commitment initially extended to February 28, 1997 and was renewed for a further period of one year. The loan commitment is renewable annually thereafter. the Company receives an annual fee of 4% for the unused commitment. Commitment fee income of $1,673,000 and $1,693,012 is included in investment income for 1997 and 1996 respectively. As at December 31, 1997 no drawdown on this facility has been made.

         During the year ended December 31, 1997 the Company entered into a Secured Demand Note agreement with Bocklet & Company ("Bocklet") to lend Bocklet a minimum of $2,000,000 on demand, either in cash or Equity Securities. As of December 31, 1997 the Company had given Bocklet a collateral interest in a portfolio of Equity Securities with a total market value of $3,292,500, as security for the commitment under the note. The Company receives an annual fee of 5% for the unused commitment. Commitment fee income of $25,414 is included in investment income for 1997. As of December 31, 1997 no drawdown on this facility has been made.

         During the year ended December 31, 1997 the Company entered into a Secured Demand Note agreement with Lyden, Dolan, Nick & Co., LLC ("Lyden") to lend Lyden a minimum of $1,000,000 on demand, either in cash or Equity Securities. As of December 31, 1997 the Company had given Lyden a collateral interest in a portfolio of Equity securities with a total market value of $1,646,250 as security for the commitment under the note. The Company receives an annual fee of 5% for the unused commitment. Commitment fee income of $12,707 is included in investment income for 1997. As of December 31, 1997 no drawdown on this facility has been made.

         Under the terms of the Company's Secured Demand Note collateral agreements, the Company has the right to withdraw collateral to the extent that the value of the remaining collateral equals the outstanding facility.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1997 And 1996
(Expressed In U.S. Dollars)
================================================================================

15.      ACQUISITION OF SUBSIDIARY

         On December 27, 1996 the Company acquired 100% of the share capital of MML Reinsurance (Bermuda) Ltd. The acquisition, which cost $8 million was financed by means of a loan from a shareholder in the amount of $8 million. The loan bears interest at 0% and is repayable on demand. During the year ended December 31, 1997 the investment in subsidiary was reduced by a capital dividend of $4,000,000 which was declared and paid by MML Reinsurance (Bermuda) Ltd. to the Company.

16.      LOAN FROM SUBSIDIARY

         During the year ended December 31, 1997 the Company was advanced $1,500,000 by its subsidiary MML Reinsurance (Bermuda) Ltd. This loan is interest free and repayable on demand.

                         IAT REINSURANCE SYNDICATE LTD.
                            (INCORPORATED IN BERMUDA)
                      NON-CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995
                                     "COPY"

[COOPERS & LYBRAND LOGO]    chartered accountants    Dorchester House               telephone (441) 295-2000
                                                     7 Church Street West
                                                     Hamilton, Bermuda HM 11        fax (441) 295-1242 (groups 1/2/3)

                                                     P.O. Box HM 1171
                                                     Hamilton, Bermuda HM EX



APRIL 1, 1997





AUDITORS' REPORT TO THE SHAREHOLDERS OF
IAT REINSURANCE SYNDICATE LTD.

We have audited the non-consolidated balance sheets of IAT Reinsurance Syndicate Ltd. as at December 31, 1996 and 1995 and the non-consolidated statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in note 3b) to the non-consolidated financial statements, at December 31, 1996 and 1995 the company has accounted for the funds received from the writing of call options to a related party as a reduction of investments, rather than as a deferred income item. Furthermore, the company has not introduced a policy of amortization for the option premium as required under generally accepted accounting principles. Because of these departures from generally accepted accounting principles, assets are understated by $44 million and $20 million, liabilities are understated by $36.4 million and $18.1 million, earnings for the year are understated by $5.7 million and $1.9 million and retained earnings as at December 31, 1996 and 1995 are understated by $7.6 million and $1.9 million respectively.

As more fully described in note 3c) the Company's investment in its wholly-owned subsidiary at December 31, 1996 is recorded at cost. This is not in accordance with generally accepted accounting principles which require that the financial statements of the subsidiary be consolidated with those of the Company.

In our opinion, except for the effects of the matters discussed in the preceding paragraphs, these non-consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and 1995 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

COOPERS & LYBRAND


CHARTERED ACCOUNTANTS


Coopers & Lybrand is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland

E. Kirkland Cooper OBE, FCA, JP  David E.W. Lines OBE, FCA, JP

Raymond C. Medeiros George H. Holmes Peter C.B. Mitchell Thomas E.C. Miller Darren Q. Johnston

 IAT REINSURANCE SYNDICATE LTD.
 Non-Consolidated Balance Sheets
 As At December 31, 1996 And 1995
 (Expressed In U.S. Dollars)

 ====================================================================================================
                                                                         1 9 9 6         1 9 9 5
                                                                            $               $
 ----------------------------------------------------------------------------------------------------
 ASSETS
 Cash and cash equivalents                                                 1,463,145       3,070,424
 Investments  (note 3) :
      Equity securities at market value (cost : $43,332,074;
          1995 - $32,167,377)                                            128,464,706      64,281,457
      Fixed maturity investments at amortized cost
          (market value : $1,521,120; 1995 - $2,430,800)                   1,215,304       2,418,520
 Insurance balances receivable                                               119,989         118,323
 Investment income receivable                                              3,862,653       1,033,581
 Other investments (note 4)                                                1,154,095         468,761
 Amounts due from related parties (note 5)                                   770,000       8,405,075
 Funds withheld                                                               58,399          40,524
 Prepaid expense                                                                   0          65,415
 Investment in subsidiary (note 15)                                        8,000,000               0
                                                                     --------------------------------

                                                                         145,108,291      79,902,080
                                                                     ================================

 LIABILITIES
 Accounts payable and accrued liabilities                                    125,964          53,852
 Loan from shareholder (note 15)                                           8,000,000               0
 Loan payable (note 6)                                                             0       2,350,000
 Provision for losses and loss expenses                                    6,643,089       7,144,686
                                                                     --------------------------------

                                                                          14,769,053       9,548,538
                                                                     --------------------------------

 SHAREHOLDERS' EQUITY
 Capital stock (note 7)                                                      120,005         120,005
 Contributed surplus                                                      11,051,603      11,051,603
 Unrealized appreciation on equity securities                             85,132,632      32,114,080
 Retained earnings (notes 7 and 13)                                       34,034,998      27,067,854
                                                                     --------------------------------

                                                                         130,339,238      70,353,542
                                                                     --------------------------------

                                                                         145,108,291      79,902,080
                                                                     ================================

SIGNED ON BEHALF OF THE BOARD



-----------------------------             --------------------------------
Director                                  Director


   The accompanying notes are an integral part of these financial statements.

IAT REINSURANCE SYNDICATE LTD.
Non-Consolidated Earnings And Retained Earnings
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)

===========================================================================================
                                                                1 9 9 6         1 9 9 5
                                                                   $               $
-------------------------------------------------------------------------------------------
 UNDERWRITING INCOME
 Gross premiums written (returned)                                 (10,554)         32,426
 Reinsurance premiums ceded                                              0          (2,246)
 Other insurance income                                             39,625               0
                                                           --------------------------------

 Net premiums written and earned                                    29,071          30,180
                                                           --------------------------------

 UNDERWRITING EXPENSES
 Losses and loss expenses paid                                     171,079       2,329,236
 Losses recovered                                                   (6,374)        (19,294)
 Change in provision for losses and loss expenses                 (501,597)     (2,814,834)
 Change in provision for losses recoverable                          4,709           9,443
 Commission and brokerage adjustments                                9,911         (11,765)
 Letter of credit charges                                           33,473          15,863
                                                           --------------------------------

                                                                  (288,799)       (491,351)
                                                           --------------------------------

 NET UNDERWRITING PROFIT                                           317,870         521,531

 Investment income (note 8)                                      6,838,481       3,768,964
 Gain on sale of investments                                       607,744       5,045,353
 General and administrative expenses                              (515,001)       (476,426)
                                                           --------------------------------

 EARNINGS FOR THE YEAR - BEFORE TAX                              7,249,094       8,859,422

 Income Tax Expense (note 11)                                      281,950         478,010
                                                           --------------------------------

 NET EARNINGS FOR THE YEAR                                       6,967,144       8,381,412

 RETAINED EARNINGS - BEGINNING OF YEAR                          27,067,854      18,686,442
                                                           --------------------------------

 RETAINED EARNINGS - END OF YEAR                                34,034,998      27,067,854
                                                           ================================


   The accompanying notes are an integral part of these financial statements.

IAT REINSURANCE SYNDICATE LTD.
Non-Consolidated Statements Of Cash Flows
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)

=============================================================================================
                                                                   1 9 9 6         1 9 9 5
                                                                      $               $
---------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings for the year                                          6,967,144       8,381,412
 Adjustments to reconcile net earnings to net
     cash provided by operating activities:
      Gain on sale of investments                                    (607,744)     (5,045,353)
      Amortization of discount on investments                        (418,244)       (224,750)
 Change in assets and liabilities:
      Insurance balances receivable                                    (1,666)         31,930
      Investment income receivable                                 (2,829,072)      1,116,554
      Funds withheld                                                  (17,875)         25,728
      Prepaid expenses                                                 65,415         (65,415)
      Accounts payable and accrued liabilities                         72,112         (88,154)
      Provision for losses and loss expenses                         (501,597)     (2,814,834)
                                                              --------------------------------

 Net cash provided by operating activities                          2,728,473       1,317,118
                                                              --------------------------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of other investments                                       (755,334)       (275,010)
 Proceeds from sale of other investments                               70,000               0
 Amount paid to investment manager                                          0     (15,271,197)
 Purchases of equities                                            (52,275,123)    (12,837,439)
 Proceeds from sales of equities                                   17,683,531      23,779,766
 Purchases of fixed maturity investments                              (10,000)              0
 Proceeds from sales of fixed maturity investments                  1,666,099               0
                                                              --------------------------------
 Cash used in investing activities                                (33,620,827)     (4,603,880)
                                                              --------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Issue of call options                                             24,000,000      20,000,000
 Repayment of loan                                                 (2,350,000)     (7,675,000)
 Advance of loan                                                      (70,000)              0
 Advance of loans to related parties                                        0      (6,100,000)
 Repayment of loans due from related parties                        7,705,075               0
                                                              --------------------------------
 Cash provided by financing activities                             29,285,075       6,225,000
                                                              --------------------------------

 INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  (1,607,279)      2,938,238
 CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                      3,070,424         132,186
                                                              --------------------------------

 CASH AND CASH EQUIVALENTS - END OF YEAR                            1,463,145       3,070,424
                                                              ================================
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest                               654,054         922,974
 Cash paid during the year for taxes                                  281,950         478,010
                                                              --------------------------------
                                                                      936,004       1,400,984
                                                              ================================


   The accompanying notes are an integral part of these financial statements.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

1.       OPERATIONS

         The Company was incorporated on June 6, 1991 under the laws of Bermuda. The Company is managed in Bermuda by Johnson & Higgins (Bermuda) Ltd. and is registered as a Class III insurer under The Insurance Act 1978 (Bermuda), amendments thereto and related regulations ("the Act"). Effective September 30, 1991, the Company assumed the assets and liabilities and insurance business of IAT Syndicate, Inc. ("the Syndicate"), a former member of the New York Insurance Exchange ("the Exchange"). The insurance business written by the Syndicate consisted of non-related property and casualty policies from February 1986 until its petition for voluntary withdrawal from the Exchange in December 1987, which was approved in November 1988. As a result, all of the insurance business previously assumed by the Company is in run-off.

2.       SIGNIFICANT ACCOUNTING POLICIES

         These financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America with the exceptions of notes 2(f) and 3(c). The Company's significant accounting policies are :

         a)       PREMIUMS WRITTEN

                  Premiums written, adjustments for the return of premium overpayments and retrospective premium adjustments are based on information provided by the ceding company, and are recorded and earned by the Company as reported. Reinsurance premiums ceded, that are determined retrospectively based on claims experience, are recorded as paid.

         b)       INVESTMENTS

                  The Company's investments in equity securities have been classified as "securities available for sale", and are therefore reported at market value with the unrealized appreciation or depreciation on the investments reported as a separate component of shareholders' equity. The Company's investments in bonds have been classified as "held to maturity", as the Company has the positive intent and ability to hold the debt securities to maturity, and are therefore reported at amortized cost.

                  Investment income is recognized when earned and includes the amortization of premium and discount on investments and is stated net of investment management fees. Realized gains and losses on sales are determined by specific identification.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Year Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         c)       OTHER INVESTMENTS

                  Other investments are carried at cost, unless it is determined that there is a permanent diminution in value, at which time investments are written down to the estimated realizable value, which becomes the new cost basis.

         d)       LOSSES AND LOSS EXPENSES

                  The provision for losses and loss expenses, which includes a provision for losses incurred but not reported and loss adjustment expenses, represents amounts reported by ceding companies and the estimates of management based upon an independent actuarial study. The Company believes that the provision for losses and loss expenses is adequate to cover the ultimate net cost of losses incurred; however, because of the short length of time the Syndicate wrote business, the estimates are primarily based on the experience of other entities writing similar lines of insurance and upon an actuarial study prepared by independent actuaries, using the latest available information. These estimates require assumptions and projections as to future events, and ultimate losses may vary significantly from amounts reflected in the accompanying financial statements. The methods of making such estimates are continually reviewed and updated by the Company and any adjustments resulting therefrom are reflected in earnings when they become known.

         e)       STATEMENTS OF CASH FLOWS

                  For purposes of the statements of cash flows, cash equivalents include highly-liquid investments with a maturity of under three months at the date of purchase.

         f)       OPTIONS

                  Funds received from the issue of options against the Company's securities are shown as a reduction of the value of the portfolio until such time as the option expires or is exercised, at which time the funds are taken to income.

         g)       USE OF ESTIMATES

                  The preparation of financial statements in accordance with generally accepted accounting principles, requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements. Estimates also affect the reported amounts of income and expenses for the reporting period. Actual results could differ from those estimates.

         h)       INVESTMENT IN SUBSIDIARY

                  This is accounted for at cost.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

3.       INVESTMENTS

         a) The cost (amortized cost for fixed maturity investments), market value and related unrealized gains (losses) of investments are as follows :

                                                       COST/           GROSS           GROSS
                                                     AMORTIZED      UNREALIZED      UNREALIZED        MARKET
                                                       COST            GAINS          LOSSES           VALUE
                                                         $               $               $               $
                                                  ----------------------------------------------------------------
          December 31, 1996

          Fixed maturities (held to maturity
            and carried at amortized cost):
          U.S. Government                                       0               0               0               0
          Corporate                                     1,215,304         305,816               0       1,521,120
                                                  ----------------------------------------------------------------


                                                        1,215,304         305,816               0       1,521,120
                                                  ================================================================
          Equity securities (available for sale
               and carried at market value)            87,332,074      85,132,632               0     172,464,706
          Call options (note 3b))                     (44,000,000)              0               0     (44,000,000)
                                                  ----------------------------------------------------------------

                                                       43,332,074      85,132,632               0     128,464,706
                                                  ================================================================

                                                        COST/           GROSS           GROSS
                                                      AMORTIZED      UNREALIZED      UNREALIZED        MARKET
                                                        COST            GAINS          LOSSES           VALUE
                                                          $               $               $               $
                                                  ----------------------------------------------------------------
          December 31, 1995

          Fixed maturities (held to maturity
               and carried at amortized cost):
          U.S. Government                                 151,195          59,855               0         211,050
          Corporate                                     2,267,325               0         (47,575)      2,219,750
                                                  ----------------------------------------------------------------


                                                        2,418,520          59,855         (47,575)      2,430,800
                                                  ================================================================


          Equity securities (available for sale
               and carried at market value)            52,167,377      32,114,080               0      84,281,457
          Call options (note 3b))                     (20,000,000)              0               0     (20,000,000)
                                                  ----------------------------------------------------------------

                                                       32,167,377      32,114,080               0      64,281,457
                                                  ================================================================

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

3.       INVESTMENTS (CONTINUED)

         Proceeds from the sale and redemption of available for resale investments for the years ended December 31, 1996 and 1995 were $17,683,531 and $23,779,766 respectively. Gross gains of $1,372,870 and
         $5,145,665 and gross losses of $799,766 and $174,198 respectively were realized on these sales.

         The amortized cost and market value of debt securities as at December 31, 1996 and 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     AMORTIZED        MARKET         AMORTIZED        MARKET
                                                       COST            VALUE           COST            VALUE
                                                      1 9 9 6         1 9 9 6         1 9 9 5         1 9 9 5
                                                         $               $               $               $
                                                  ----------------------------------------------------------------
          Due 0 through 5 years                         1,215,304       1,521,120       2,267,325       2,219,750
          Due after 5 through 10 years                          0               0               0               0
          Due after 10 years                                    0               0         151,195         211,050
                                                  ----------------------------------------------------------------

                                                        1,215,304       1,521,120       2,418,520       2,430,800
                                                  ================================================================

         The estimated fair value of the investments approximate to their market values.

         b) During the years ended December 31, 1996 and 1995 the Company issued call options on equity securities to two related parties. For total premiums received by the Company of $24 million and $20 million, the parties have the option to purchase certain securities from the Company for a strike price of $198 million and $198 million. The market value of these securities at December 31, 1996 and 1995 was approximately $121 million and $121 million. These options expire May 31, 2001.

                  The company has pledged securities in its portfolio as collateral on a line of credit from one of its investment managers (note 6), letters of credit issued by one of the Company's investment managers (note 12) and a Secured Demand Note agreement with Spear Leads and Kellogg (note 14). As a result the options may not be covered.

                  If the option were to be exercised by the related parties, the Company may have to purchase certain equity securities in order to meet its obligations and therefore potentially expose itself to loss.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

4.       OTHER INVESTMENTS

         Other investments comprise:

                                                            1 9 9 6       1 9 9 5
                                                               $             $
                                                         ----------------------------
          Mortgage receivable (note 4a))                             1        70,001
          Aviation Inc. (note 4b))                             751,534       398,760
          Winery (note 4c))                                     61,560             0
          Griffin & Howe Mortgage (note 4d))                   341,000             0
                                                         ----------------------------

                                                             1,154,095       468,761
                                                         ============================

         a) A mortgage receivable of $1,280,500 was assumed by the Company on incorporation (note 1). The mortgage was subsequently deemed uncollectible and written down to a nominal amount of $1. During 1996 and 1995, $Nil and $825,000 of this amount and accrued interest thereon was recovered and is included in investment income for 1996 and 1995 respectively. In addition, during 1994 the Company assumed a second mortgage receivable of $70,000. During the year ended December 31, 1996 $70,000 was received in full repayment of the debt.

         b) During 1992, the Company purchased one-third of a 12 1/2% interest in Aviation Inc., which owns an aircraft which is used by the majority shareholder. During 1996 and 1995 the Company contributed an additional $352,774 and $275,000 to Aviation Inc. respectively.

         c) The company purchased an investment in a winery during the year ended December 31, 1996 for $61,560.

         d) During 1996 the company assumed mortgages receivable of $341,000 with Griffin & Howe.


          The directors are of the opinion that the fair value of these investments is at least equal to their carrying value.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

5.       AMOUNTS DUE FROM RELATED PARTIES

                                                                 1 9 9 6       1 9 9 5
                                                                    $             $
                                                              ----------------------------
                   Note receivable (note 5a))                       700,000       705,075
                   Loan to related parties (note 5b))                70,000     7,700,000
                                                              ----------------------------

                                                                    770,000     8,405,075
                                                              ============================

         a) The Company loaned $705,075 to a related party for the purchase of a seat on the New York Insurance Exchange. During the years ended December 31, 1996 and 1995 repayment of $5,075 and $Nil were received. Interest on this loan is payable monthly and is calculated based on an amount equal to the average of the monthly rate of the last 3 membership leases, as provided by the Exchange, as of the last day of each month. The loan is repayable on demand. The interest earned by the company equated to approximately 20% and 14% in 1996 and 1995 respectively.

         b) During the years ended December 31, 1996 and 1995 the Company loaned $70,000 and $7,700,000 respectively to related parties. The loans are secured by promissory notes bearing interest at 0% and 6.58% respectively for 1996 and 1995 and are repayable on demand. During the year ended December 31, 1996 the initial loan of $7,700,000 was repaid in cash.

6.       LOAN PAYABLE

         The Company has a line of credit from one of its investment managers. The total amount available to the Company under this credit facility is $11,000,000, of which $Nil and $2,350,000 has been drawn down at December 31, 1996 and 1995, respectively. The amount borrowed bears interest at the United States Federal Fund Rate plus 1 1/4% and is repayable on demand. The Company paid interest at the effective rates of 6.8% and 7.5% for the years ended December 31, 1996 and 1995 respectively. The Company's portfolio of equity securities held with this investment manager of $13,683,750 and $9,361,688 at December 31, 1996 and 1995 respectively are restricted by an amount equivalent to the drawndown at any point in time as collateral for the loan.

7.       CAPITAL STOCK

                                                                 CLASS 'A'     CLASS 'B'        TOTAL
                                                                  SHARES         SHARES
                                                                     $             $              $
                                                               -------------------------------------------
          Authorized, issued and outstanding
               130,005 shares of a par value of $1.00 each           100,005         30,000       130,005

          Less: Treasury Stock, 10,000 shares                              0        (10,000)      (10,000)
                                                               -------------------------------------------

                                                                     100,005         20,000       120,005
                                                               ===========================================


IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

7.       CAPITAL STOCK (CONTINUED)

         The Class A voting preferred shares are cumulative preference shares entitled to dividends at the rate of $5 per annum per share which are payable annually on April 1, of each year. At December 31, 1996 and 1995 preferred dividends of $2,375,119 and $1,875,094 respectively are unpaid and have not been declared by the board of directors. Such dividends on Class A shares shall be cumulative so that if, for any dividend period, cash dividends have not been declared and paid or set apart for payment on the Class A shares outstanding, the deficiency shall be declared and paid or set apart for any payment before any dividend or other distribution. In the event of a dissolution of the Company, the holders of the Class A shares shall be entitled to the full par value plus dividends accumulated and unpaid to that date, with the remaining assets distributable pro-rata among the Class B shareholders. The holders of Class B shares are not entitled to a vote.

8.       INVESTMENT INCOME

         Investment income comprises:

                                                                  1 9 9 6       1 9 9 5
                                                                     $             $
                                                               -----------------------------
         Investment income (note 8a))                              4,571,915      4,218,345
         Interest expense                                           (654,054)      (922,974)
         Income from SLK Limited Partnership (note 8b))            2,920,620        473,593
                                                               -----------------------------

                                                                   6,838,481      3,768,964
                                                               =============================

         a) Investment income is net of investment manager fees of $70,740 and $40,964 for the years ended December 31, 1996 and 1995 respectively.

         b) Under the terms of the Secured Demand Note (note 14), IAT is entitled to 1/120 of the income of SLK. One of the Company's shareholders is a partner in the SLK Limited Partnership.

 9.      RELATED PARTY TRANSACTIONS

         Related party transactions not disclosed elsewhere in these financial statements comprise:

         During the years ended December 31, 1996 and 1995 the Company paid various expenses amounting to $213,467 and $153,754, respectively on behalf of a shareholder.

10.      REINSURANCE

         As part of the assumption of business described in note 1, the Company obtained commercial reinsurance in order to limit its retained risks. Reinsurance contracts do not relieve the company from its obligation to policyholders. Failure of reinsurers to honor their obligations could result in losses to the company. The company evaluates the financial condition of its reinsurers and provides for any amounts where the recovery is considered doubtful.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

11.      TAXATION

         Bermuda presently imposes no income, withholding or capital gains taxes. Additionally the Company is exempted until March 2016 from any such taxes to be imposed in the future pursuant to the Bermuda Exempted Undertakings Tax Protection Act 1966, Amended Act 1987.

         The Company has elected to be taxed as a United States corporation under IRC Section 953(d) and has filed with the Internal Revenue Service ("IRS") an application for recognition of exemption from Federal Income Tax.

         The IRS has ruled that the Company is exempt from Federal Income Tax under IRC Section 501 (c)(15) for all tax years where net premiums written are less than $350,000.

         The Company does pay Federal Income taxes on other business income. The full amount of tax expense for the 1996 year is current and has been paid.

12.      LETTERS OF CREDIT

         At December 31, 1996 and 1995, one of the Company's investment managers issued letters of credit totaling $1,095,705 and $1,314,263 respectively, which are secured by an equal amount of equity securities held by the manager.

13.      STATUTORY FINANCIAL DATA

         Under The Act, the Company is required to prepare and file Statutory Financial Statements and a Statutory Financial Return. The Act also requires the Company to maintain certain measures of solvency and liquidity.

         The Company's Statutory Capital and Surplus, net of the $40,000,000 commitment for 1996 and 1995 discussed in note 14, and the minimum required by the Act were as follows :

                                                                              1 9 9 6         1 9 9 5
                                                                                 $               $
                                                                          --------------------------------
         Statutory Capital and Surplus                                         90,339,238      30,288,127
                                                                          ================================

         Minimum statutory capital and surplus required by the Act              1,000,000       1,071,703
                                                                          ================================

         Accordingly at December 31, 1996 and 1995, $879,995 and $1,017,113
         respectively of retained earnings and contributed surplus are not available for distribution to shareholders.

IAT REINSURANCE SYNDICATE LTD.
Notes To Non-Consolidated Financial Statements (Continued)
For The Years Ended December 31, 1996 And 1995
(Expressed In U.S. Dollars)
================================================================================

14.      COMMITMENTS

         The Company entered into a Secured Demand Note agreement with Spear, Leads & Kellogg ("SLK") in 1993, to lend SLK a minimum of $10,000,000 on demand, either in cash or in Equity Securities. During the year ended December 31, 1995 the Company entered into another secured demand note agreement with SLK to lend a further $30,000,000. At December 31, 1996 and 1995, the Company had given SLK a collateral interest in a portfolio of Equity Securities with a total market value of $76,245,875 and $62,738,750 respectively, as security for the commitment under the note. Under the terms of the Second Demand Note collateral agreement, the Company has the right to withdraw collateral to the extent that the value of the remaining collateral equals the outstanding facility. The loan commitment initially extended to February 28, 1997 and was renewed for a further period of one year. The loan commitment is renewable annually thereafter. The Company receives an annual fee of 4% for the unused commitment. Commitment fee income of $1,693,012 and $1,162,996 is included in investment income for 1996 and 1995 respectively. As at December 31, 1996 no drawdown on this facility has been made.

15.      ACQUISITION OF SUBSIDIARY

         On December 27, 1996 the company acquired 100% of the share capital of MML Reinsurance (Bermuda) Ltd. The acquisition, which cost $8 million was financed by means of a loan from a shareholder in the amount of $8 million. The loan bears interest at 0% and is repayable on demand.